                         TORTOISE CAPITAL ADVISORS, LLC

                                 CODE OF ETHICS

Statement of General Policy

     Tortoise  Capital  Advisors,  LLC (the  "Adviser,"  "we," or "us") seeks to foster a reputation  for integrity  and  professionalism.  That  reputation is a vital  business  asset.  The confidence and trust placed in us by our clients is something that is highly valued and must be protected. As a result, any activity that creates even the suspicion of misuse of material non-public  information by the Adviser or any of our employees, which gives rise to or appears to give rise to any breach of fiduciary duty owed to our clients, or which creates any actual or potential  conflict of interest  between our client and the Adviser or any of our employees or even the appearance of any conflict of interest must be avoided and is  prohibited.  At the same time,  we believe  that  individual  investment activities  by our officers and  employees  should not be unduly  prohibited  or discouraged.

     Rule 204A-1  under the  Investment  Advisers  Act of 1940,  as amended (the
"Rule"),  requires  that  the  Adviser  adopt a code  of  ethics  setting  forth standards of conduct for us and our Supervised  Persons (as defined  below).  In addition,  Rule  17j-1,  under the  Investment  Company  Act,  as  amended  (the
"Investment  Company  Act"),  requires  that the Adviser  adopt a code of ethics containing provisions reasonably necessary to prevent access persons (as defined in Rule 17j-1 of the Investment  Company Act) from engaging in any act, practice or course of business prohibited by Rule 17j-1. Accordingly, this Code of Ethics
(the  "Code")  has been  adopted to ensure  that those who are  responsible  for developing or implementing  our investment  advice or who pass such advice on to our clients will not be able to act thereon to the  disadvantage of our clients.
The Code does not  purport  comprehensively  to cover all  types of  conduct  or transactions  which may be prohibited  or regulated by the laws and  regulations applicable to Adviser and persons connected with it. It is the responsibility of each employee to conduct personal securities  transactions in a manner that does not interfere with the  transactions of the Adviser's  clients or otherwise take unfair advantage of such clients,  and to understand the various laws applicable to such employee.  Likewise,  each  Supervised  Person is required to report any violations of this Code promptly to the Compliance Officer.

1.   Definitions of Terms Used

     (a)  "Access Person" means (i) any Supervised  Person (A) who has access to nonpublic  information  regarding  any  client's  purchase  or sale of securities,  or nonpublic information regarding the portfolio holdings
          of  any  client;   or  (B)  who  is  involved  in  making   securities
          recommendations to clients, or who has access to such  recommendations that are nonpublic;  and (ii) all members of the management  committee and officers of the Adviser.

     (b)  "Automatic  Investment  Plan"  means a program,  including  a dividend
          reinvestment   plan,   in  which   regular   periodic   purchases  (or
          withdrawals) are made

          automatically  in (or from)  investment  accounts in accordance with a predetermined schedule and allocation.

     (c)  "Beneficial  ownership" or "beneficial  interest" shall be interpreted in the same  manner  as  beneficial  ownership  would  be  under  Rule
          16a-1(a)(2)  under the Securities  Exchange Act of 1934 in determining whether a person has  beneficial  ownership of a security for purposes of  Section 16 of that Act and the rules and  regulations  thereunder, which includes any interest in which a person, directly or indirectly, has or shares a direct or  indirect  pecuniary  interest.  A pecuniary interest  is the  opportunity,  directly or  indirectly,  to profit or share in any profit derived from any  transaction.  Each Access Person
          will  be  assumed  to  have  a  pecuniary  interest,   and  therefore,
          beneficial  interest in or ownership  of, all  securities  held by the
          Access Person,  the Access Person's  spouse,  all minor children,  all dependent  adult  children and adults  sharing the same household with the Access  Person  (other than mere  roommates)  and in all  accounts subject  to their  direct or  indirect  influence  or  control  and/or through  which they obtain the  substantial  equivalent  of ownership,
          such  as  trusts  in  which  they  are  a  trustee   or   beneficiary,
          partnerships  in which they are the general  partner (except where the amount  invested  by the  general  partner  is  limited  to an  amount reasonably  necessary  in order to  maintain  the  status as a general partner),  corporations  in which they are a  controlling  shareholder
          (except any investment  company,  trust or similar  entity  registered
          under   applicable   U.S.  or  foreign  law)  or  any  other   similar
          arrangement.  Any questions an Access Person may have about whether an interest in a security or an account  constitutes  beneficial interest or ownership should be directed to the Compliance Officer.

     (d)  "Considering  for  purchase  or sale"  shall  mean when the  portfolio manager communicates that he/she is seriously  considering making such a transaction  or when a  recommendation  to the portfolio  manager to purchase  or sell has been made or  communicated  by an analyst at the
          Adviser and,  with respect to the analyst  making the  recommendation, when such analyst seriously considers making such a recommendation.

     (e)  "Contemplated  Security"  shall mean any security that the Adviser may recommend  to its  clients  for  purchase  or sale,  and any  security related to or connected with such security.(1) The term security shall have the  meaning  set forth in  Section  2(a)(36)  of the  Investment
          Company Act of 1940,  as amended,  including any right to acquire such security,  such as  puts,  calls,  other  options  or  rights  in such securities, and securities-based futures contracts.

     (f)  "Covered  Security" shall mean any security,  and any security related to or connected with such  security.  The term security shall have the meaning set forth in Section 202(a)(18) of the Investment Advisers Act of 1940,  as amended,

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(1) The Adviser currently may only recommend the purchase and sale of securities of energy infrastructure companies, Canadian royalty and income trusts, and high quality short-term debt investments.

          including  any right to acquire such  security,  such as puts,  calls, other  options  or rights  in such  securities,  and  securities-based futures  contracts,  except that it shall not  include (1)  securities which are direct  obligations  of the government of the United States,
          (2) bankers'  acceptances,  bank  certificates of deposit,  commercial
          paper  or  high  quality   short-term  debt   instruments,   including
          repurchase  agreements,  (3) shares issued by money market Funds,  (4)
          shares issued by U.S. registered open-end investment  companies except
          Reportable Funds, and (5) shares issued by unit investment trusts that are invested  exclusively in one or more open-end Funds, none of which are Reportable Funds.

     (g)  "Compliance  Officer" shall mean the Chief Compliance  Officer, as may be designated by the Adviser from time to time, or his designee.

     (h)  "Federal  Securities  Laws"  means  the  Securities  Act of 1933,  the
          Securities  Exchange Act of 1934, the  Sarbanes-Oxley Act of 2002, the
          Investment  Company Act of 1940, the Investment  Advisers Act of 1940,
          Title V of the  Gramm-Leach-Bliley  Act,  the Bank  Secrecy  Act as it
          applies  to  investment  companies  registered  under  the  Investment
          Company Act of 1940 and investment advisers, each as may be amended or supplemented,  and any rules adopted  thereunder by the Securities and
          Exchange Commission or the Department of the Treasury, as applicable.

     (i)  "Fund" means any investment  company  registered  under the Investment
          Company Act of 1940, as amended.

     (j)  "Initial Public  Offering" means an offering of securities  registered under the  Securities  Act of 1933,  as amended,  the issuer of which, immediately before the registration,  was not required to file reports under Sections 13 or 15(d) of the Securities  Exchange Act of 1934, as
          amended, or an initial public offering under comparable foreign law.

     (k)  "Investment  Personnel"  means any  employee of the Adviser (or of any company in a control  relationship  to the Adviser) who, in connection with his or her regular functions or duties,  makes or participates in making  recommendations  regarding  the purchase or sale of securities for the  Adviser's  clients.  Investment  Personnel  also includes any natural  person who controls  the Adviser and who obtains  information concerning recommendations made to the Adviser's clients regarding the purchase or sale of securities for such clients.

     (l)  "Knowingly/Knows/Knew"  means (i) actual  knowledge  or (ii) reason to believe but shall exclude institutional  knowledge,  where there is no affirmative  conduct by the  employee  to obtain such  knowledge,  for
          example,   querying  the  Adviser's   trading   system  or  Investment
          Personnel.

     (m)  "Limited  Offering" means an offering that is exempt from registration under Section 4(2) or Section 4(6) of the  Securities  Act of 1933, as
          amended,  or  pursuant  to Rule 504,  Rule 505,  or Rule 506 under the
          Securities Act of 1933, as amended,  and similar restricted  offerings under comparable foreign law.

     (n)  "Personal  Benefit"  includes any intended  benefit for oneself or any
          other  individual,   company,   group  or  organization  of  any  kind
          whatsoever except a benefit for a client.

     (o)  "Reportable  Fund"  means  (i) any  Fund  for  which  we  serve  as an investment  adviser,  or (ii) any Fund  whose  investment  adviser  or principal  underwriter  controls  us, we  control  or is under  common control with us. For purposes of this  definition,  "control"  has the meaning given to it in Section  2(a)(9) of the Investment  Company Act
          of 1940.

     (p)  "Supervised  Person"  means  any  officer,  member  of the  management committee  or employee of the  Adviser,  or other  person who provides investment  advice on  behalf of the  Adviser  and is  subject  to the supervision and control of the Adviser.

2.   Compliance with Laws and Regulations

     Each Supervised Person must comply with all applicable  Federal  Securities
Laws. Without limiting the generality of the foregoing, Supervised Persons shall not,  directly  or  indirectly,  in  connection  with the  purchase or sale of a security held or to be acquired by a client:

     (a) Defraud the client in any manner;

     (b)  Mislead  the  client,  including  by  making a  statement  that  omits material facts;

     (c)  Engage in any act,  practice  or course of conduct  which  operates or would operate as a fraud or deceit upon the client;

     (d)  Engage in any manipulative practice with respect to the client; or

     (e)  Engage  in any  manipulative  practice  with  respect  to  securities, including price manipulation.

3.   Preferential Treatment, Gifts and Entertainment

     No Supervised Person shall seek or accept favors, preferential treatment or any other personal  benefit because of his or her association  with the Adviser, except those usual and normal benefits directly provided by the Adviser.

     No Supervised Person shall accept or offer any entertainment, gift or other personal  benefit  that may create or appears to create a conflict  between  the interests of such person and the Adviser. Supervised Persons are prohibited from receiving any gift or other personal  benefit of more than de minimis value from any person or entity that does  business  with or on behalf of the  Adviser.  In addition,  Supervised Persons are prohibited from giving or offering any gift or other  personal  benefit of more than a de minimis value to any person or entity who is an existing or  prospective  client or any person that does business with or on behalf of the Adviser and shall be  absolutely  prohibited  from giving or offering any gift or other personal benefit to any client or prospective  client
that  is  a  governmental   entity  or  official  thereof  or  official  of  any
governmental entity investment, retirement or pension fund. For purposes of this
Code, de minimis is defined

as  reasonable  and  customary  business  entertainment,  such as an  occasional dinner, a ticket to a sporting event or the theater, or comparable entertainment which is  neither so  frequent  nor so  extensive  as to raise any  question  of propriety.  Any questions  regarding  the receipt of any gift or other  personal benefit should be directed to the Compliance Officer.

4.   Conflicts of Interest

     If any Supervised  Person is aware of a personal interest that is, or might be, in conflict with the interest of any client,  that Supervised  Person should disclose  the  situation  or  transaction  and the nature of the conflict to the
Compliance  Officer for appropriate  consideration.  In addition,  no Supervised
Person may use  knowledge  about  pending  or  currently  considered  securities transactions for clients to directly or indirectly  profit  personally.  Without limiting the foregoing, Supervised Persons who are planning to invest in or make a recommendation  to invest in a security,  and who have a material  interest in the security or a related security,  must first disclose such interest to his or her manager or the Compliance  Officer.  Such manager or the Compliance  Officer shall  conduct an  independent  review of the  recommendation  to  purchase  the security for clients and written  evidence of such review shall be maintained by the Compliance  Officer.  Supervised  Persons may not fail to timely recommend a suitable  security to, or purchase or sell a suitable  security for, a client in order to avoid an actual or apparent  conflict with a personal  transaction in a security.

5.   Service as a Director

     Supervised Persons are prohibited from accepting any new appointment to the boards of directors  of any energy  infrastructure  company,  whether or not its securities are publicly  traded,  absent prior  authorization  of the Compliance
Officer.  In determining  whether to authorize such appointment,  the Compliance
Officer  shall  consider  whether  the board  service  would be  adverse  to the interests of the Adviser's clients, would interfere with or hinder the Adviser's ability  to  provide  recommendations  to  its  clients,  and  whether  adequate procedures exist to ensure isolation from those making investment decisions.  No
Supervised  Person may  participate in a decision to purchase or sell a security of any company for which he/she  serves as a director.  All  Supervised  Persons shall report  existing board positions with  for-profit  corporations,  business trusts or similar entities within ten (10) days of becoming a Supervised Person.
All Supervised  Persons must notify the Compliance  Officer within ten (10) days of  accepting  a new  appointment  to serve on the  board  of  directors  of any for-profit  corporation,  business  trust or similar  entity  (other than energy infrastructure  companies,  for  which  prior  authorization  of the  Compliance
Officer is required).

6.   Inside Information

     U.S.  securities laws and regulations,  and certain foreign laws,  prohibit the misuse of "inside" or  "material  non-public"  information  when  trading or recommending securities. In addition,  Regulation FD prohibits certain selective disclosure of information to analysts.

     Inside  information  obtained by any Supervised Person from any source must be kept strictly confidential. All inside information should be kept secure, and access  to files  and  computer  files  containing  such  information  should be restricted.  Persons  shall  not  trade

securities  while in  possession of or disclose  material  non-public or insider information  except as may be  necessary  for  legitimate  business  purposes on behalf of the Adviser as  appropriate.  Questions  and requests  for  assistance regarding  insider  information  should be promptly  directed to the  Compliance
Officer.

     Inside information may include, but is not limited to, knowledge of pending orders or  research  recommendations,  corporate  finance  activity,  mergers or acquisitions,  advance earnings  information,  clients'  securities holdings and transactions,  and other material  non-public  information that could affect the price of a security.

     A client's  identity,  financial  circumstances and account  information is
also   confidential  and  must  not  be  discussed  with  any  individual  whose responsibilities  do not require knowledge of such information.  The Adviser has separate  policies on privacy that also govern the use and  disclosure of client account information.

7.   Restrictions on Personal Security Transactions

     (a)  Access  Persons  may not sell to, or  purchase  from,  any  client any security or other property (except  merchandise in the ordinary course of  business),  in which such Person has or would acquire a beneficial interest,  unless such purchase or sale involves  shares of a Fund, or is otherwise permitted pursuant to Section 17 of the 1940 Act.

     (b)  Access  Persons may only engage in the  purchase and sale of shares of any  Reportable  Fund during the periods  allowed by the  policies and procedures  of  such  Reportable  Fund.  However,  even  within  those periods,  no transactions  should be entered into in violation of Rule
          10b-5  prohibiting the use of inside  information and all transactions should be carried out in compliance  with Section 16 of the Securities
          Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.

     (c)  Access  Persons  shall not discuss with or otherwise  inform others of any actual or contemplated  security  transaction by any client except in the performance of employment duties or in an official capacity and then only for the benefit of the client,  and in no event for personal benefit or for the benefit of others.

     (d)  Access Persons shall not release  information to dealers or brokers or others (except to those concerned with the execution and settlement of the  transaction)  as to  any  changes  in any  client's  investments, proposed  or in  process,  except  (i)  upon  the  completion  of such changes,  (ii) when the disclosure  results from the  publication of a prospectus by a Reportable  Fund,  (iii) in conjunction with a regular report to  shareholders of a Reportable  Fund, or to any  governmental authority resulting in such information becoming public knowledge,  or
          (iv)  in  connection  with  any  report  to  which  shareholders  of a
          Reportable  Fund are entitled by reason of  provisions of the articles of incorporation,  bylaws, rules and regulations, contracts or similar documents governing the operations of such company.

     (e)  Access Persons may not use knowledge of portfolio transactions made or contemplated  for any  client to profit by the  market  effect of such transactions or otherwise  engage in fraudulent  conduct in connection with  the  purchase  or sale of a  security  sold or  acquired  by any client.

     (f)  No Access Person shall  knowingly  take advantage of an opportunity of any client for personal benefit, or take action inconsistent with such
          Access Person's fiduciary  obligations to the Adviser's  clients.  All personal securities transactions must be consistent with this Code and
          Access Persons must avoid any actual or potential conflict of interest
          or  any  abuse  of  any  Access   Person's   position   of  trust  and
          responsibility.

     (g)  Any transaction in a Covered  Security in anticipation of any client's transaction ("front-running") is prohibited.

     (h)  No Access Person shall purchase or sell,  directly or indirectly,  any
          Covered  Security  which such  Access  Person  knows that the  Adviser either is purchasing  or selling,  or is  considering  for purchase or sale, for any client until either the client's  transactions have been completed or consideration of such transaction is abandoned.

     (i)  When  anything in this  Section 7 prohibits  the purchase or sale of a security,  it also  prohibits  the  purchase  or  sale of any  related securities,  such as puts,  calls,  other  options  or  rights in such securities and  securities-based  futures contracts and any securities convertible into or exchangeable for such security.

     (j)  Any  Access  Person  who trades in  violation  of this  Section 7 must unwind the trade or disgorge the profits.

8.   Preclearance

     (a)  No Access  Person  may buy or sell any  Contemplated  Security  for an account  beneficially  owned  by him  without  having  first  obtained specific  permission  from the  Compliance  Officer.  In order to gain permission  to trade,  a  completed  Preclearance  Form,  which can be obtained from the Compliance  Officer,  must be signed by at least one authorized  signatory.  After a completed  Preclearance  Form has been approved, the transaction may be affected either internally or through an external broker.  Transaction orders must be placed within one week of the day permission to trade is granted or such shorter period as is indicated on the approved Preclearance Form.

     (b)  No Access  Person shall  directly or  indirectly  acquire a beneficial interest  in  securities  through a Limited  Offering or in an Initial
          Public Offering without  obtaining the prior consent of the Compliance
          Officer. Consideration will be given to whether or not the opportunity should be reserved for the Adviser's clients. Such Officer will review these proposed investments on a case-by-case basis and approval may be appropriate when it is clear that conflicts are very

          unlikely to arise due to the nature of the  opportunity  for investing in the Initial Public Offering or Limited Offering.

9.   Excluded Transactions

     The trading restrictions in Section 7 and the preclearance  requirements of
Section 8 do not apply to the following types of transactions:

     (a)  Transactions effected for any account over which the Access Person has no direct or indirect influence or control and which has been approved by the Compliance Officer pursuant to Section 10(f).

     (b)  Non-volitional  purchases  and sales,  such as  dividend  reinvestment programs or "calls" or redemption of securities.

     (c)  The acquisition of securities by gift or inheritance or disposition of securities by gift to charitable organizations.

     (d)  Standing orders for retirement  plans provided that prior clearance is obtained before an Access Person starts, increases, decreases or stops
          direct   debits/standing   orders  for  retirement   plans.  Lump  sum
          investments in or withdrawals from such plans must be pre-cleared on a case-by-case basis and are subject to trading restrictions.

10.  Reporting Procedures

     Access Persons shall submit to the Compliance Officer the reports set forth below. Any report required to be filed shall not be construed as an admission by the Access  Person  making  such  report  that he/she has any direct or indirect beneficial interest in the security to which the report relates.

     (a)  Brokerage Accounts.  Before effecting personal transactions through an external broker, each Access Person must (i) inform the brokerage firm of his affiliation with the Adviser; (ii) make arrangements for copies of confirmations to be sent to the Compliance  Officer within 24 hours of each  transaction;  and (iii) make  arrangements for the Compliance
          Officer to receive duplicate account statements.

     (b)  Initial  Holdings  Report.  Each Access Person must provide an initial holdings  report which includes the following  information  within ten
          (10) days of becoming an Access Person:

          o    The title, type of security,  the exchange ticker symbol or CUSIP number (as applicable),  number of shares and principal amount of each Covered  Security in which the Access  Person had any direct or indirect beneficial ownership;

          o    The name of any  broker,  dealer  or bank  with  whom the  Access
               Person  maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

          o    The date that the report is submitted by the Access Person.

          The  information  contained  in the  initial  holdings  report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

     (c)  Quarterly  Transaction  Reports.  Not  later  than  thirty  (30)  days following  the end of a calendar  quarter,  each  Access  Person  must submit a report which includes the following  information with respect to any  transaction in the quarter in a Covered  Security in which the
          Access  Person had, or as a result of the  transaction  acquired,  any direct or indirect beneficial ownership:

          o    The date of the  transaction,  the  title,  the  exchange  ticker symbol or CUSIP number, as applicable, interest rate and maturity date (if  applicable),  the number of shares and principal amount of each Covered Security involved;

          o    The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

          o    The price of the Covered  Security at which the  transaction  was effected;

          o    The name of the broker,  dealer or bank with or through which the transaction was effected; and

          o    The date that the report is submitted by the Access Person.

          An Access Person need not make a quarterly  transaction  report if the
          report  would   duplicate   information   contained  in  broker  trade
          confirmations or account  statements,  so long as the confirmations or account  statements  are received by the  Compliance  Officer no later than thirty (30) days after the end of the applicable quarter.

     (d)  Annual   Holdings   Report.   Each  Access  Person  shall  submit  the
          information  required in Section  10(b) above  annually  within thirty
          (30) days of the end of each calendar year. The  information  shall be current  as of a date no more than  forty-five  (45) days  before  the report is submitted.

     (e)  Review of Reports.  The Compliance  Officer shall be  responsible  for identifying Access Persons,  notifying them of their obligations under this Code and  reviewing  reports  submitted  by Access  Persons.  The
          Compliance Officer will maintain the names of the persons  responsible for reviewing  these reports,  as well as records of all reports filed pursuant to these  procedures.  No person shall be permitted to review  his/her own  reports.  Such  reports  shall be reviewed by the
          Compliance  Officer  or other  officer  who is  senior  to the  person submitting the report.

     (f)  Exceptions from Reporting Requirements. An Access Person need not make reports  pursuant  to this  Section 10 with  respect  to  transactions effected for, and Covered  Securities  held in, any account over which the Access  Person has no direct or  indirect  influence  or  control.
          Access  Persons  wishing to rely on this  exception must receive prior approval from the Compliance  Officer.  In addition,  an Access Person need not make  reports  pursuant  to  Section  10(c)  with  respect to transactions effected pursuant to an Automatic Investment Plan.

11.  Administration of Code

     The   Compliance   Officer  shall  be   responsible   for  all  aspects  of
administering  this Code and for all  interpretative  issues  arising  under the
Code. The Compliance  Officer is responsible  for  considering  any requests for exceptions  to, or exemptions  from, the Code (e.g.,  due to personal  financial hardship).  Any exceptions to, or exemptions  from, the Code shall be subject to such additional  procedures,  reviews and reporting as may be deemed appropriate by the Compliance Officer, and shall be reported to the board of managers of the
Adviser at the next regular meeting.  The Compliance  Officer will take whatever action he deems  necessary  with respect to any officer,  member of the board of managers or employee of the Adviser who violates any provision of this Code.

12.  Reports to Board

     At least once a year, the  Compliance  Officer shall review the adequacy of the Code and the effectiveness of its implementation.  In addition, annually the
Adviser  must  provide  a  written  report  to the  Board  of  Directors  of any
Reportable  Fund for  which  the  Adviser  serves  as  investment  adviser  that describes  any issues  arising under the Code since the last report to the Board of  Directors,  including,  but  not  limited  to,  information  about  material violations  of the Code or procedures  and sanctions  imposed in response to the material violations. The report will also certify to the Board of Directors that the  Adviser has  adopted  procedures  reasonably  necessary  to prevent  Access
Persons from  violating  the Code.  The Report  should also include  significant conflicts of interest that arose  involving the  Adviser's  personal  investment policies,  even if the  conflicts  have not resulted in a violation of the Code.
For example,  the Company  will report to the Board if a portfolio  manager is a director of a company whose securities are held by the Company.

13.  Code Revisions

     Any  material  changes  to the  Code  will be  submitted  to the  Board  of
Directors  of any  Reportable  Fund for which the Adviser  serves as  investment adviser for approval within six months of such change.

14.  Recordkeeping Requirements

     The Adviser shall maintain records, at its principal place of business,  of the  following:  a copy of each Code in effect  during  the past five  years;  a record  of any  violation  of the Code and

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any action taken as a result of the  violation for at least five years after the end of the fiscal year in which the  violation  occurs;  a record of all written acknowledgments  of receipt of the Code,  and all amendments  thereto,  for each person who currently is, or within the past five years was, a Supervised Person;
a copy of each report made by Access Persons as required in this Code, including any  information  provided in place of the reports for at least five years after the end of the  fiscal  year in which the report is made or the  information  is provided;  a record of all persons required to make reports currently and during the past five years; a record of all who are or were  responsible  for reviewing these reports during the past five years;  for at least five years after the end of the fiscal year in which  approval is granted,  a record of any  decision and the reasons supporting that decision,  to approve an Access Person's purchase of securities in an Initial Public  Offering or a Limited  Offering;  and a copy of reports provided to the management committee of the Adviser regarding the Code.

15.  Condition of Employment or Service

     All  Supervised  Persons shall conduct  themselves at all times in the best interests  of the  Company.  Compliance  with the Code shall be a  condition  of employment  or  continued  affiliation  with  the  Adviser  and  conduct  not in accordance shall constitute  grounds for actions which may include,  but are not limited to, a reprimand, a restriction on activities, disgorgement,  termination of employment or removal from office.  All Supervised Persons shall certify upon becoming a Supervised  Person and thereafter  annually that they have received a copy of and read the Code,  and all amendments  thereto,  and agree to comply in all  respects  with  this  Code and that they have  disclosed  or  reported  all personal securities transactions, holdings and accounts required to be disclosed or reported by this Code.

                                    * * * * *

Amended on April 12, 2006

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                        ACKNOWLEDGEMENT AND CERTIFICATION

         I acknowledge  that I have read the Code of Ethics of Tortoise  Capital
Advisors,  LLC, as amended on April 12, 2006 (a copy of which has been  supplied to me,  which I will  retain for future  reference),  and agree to comply in all respects with the terms and provisions thereof. I have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported by this Code of Ethics and have complied with all provisions of this

Code.
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                                                Print Name

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          Date                                  Signature